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                                   EXHIBIT 7

                   THE THOMAS A. AND DIANN G. MANN FOUNDATION
                             4920 Commerce Parkway
                        Warrensville Heights, Ohio 44128

                                                               December 23, 1996

Mr. Thomas A. Mann                             AP Venture I. Corp.
4920 Commerce Parkway                          c/o Robert Paul
Warrensville Hts., Ohio 44128                  Ampco-Pittsburgh Corporation
                                               600 Grant Street, 46th Floor
                                               Pittsburgh, PA 15219

Gentlemen:

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees to be bound by the terms of that certain Joint Filing Agreement dated as of October 16, 1996 among Thomas A. Mann, Robert A. Mann, AP Venture I. Corp., The Trustees of Amherst College, Solway Investments Limited and Pine Street Partners II (the "Group") pertaining to the statement on Schedule 13D filed on October 16, 1996 filed by the Group with respect to the Common Stock, $0.01 par value per share, of Ribozyme Pharmaceuticals, Inc.

                                                Very truly yours,

                                                THE THOMAS A. AND
                                                DIANN G. MANN FOUNDATION

                                                By:   /s/ Thomas A. Mann
                                                ------------------------------
                                                Thomas A. Mann, President

ACKNOWLEDGED AND AGREED TO:

/s/ Thomas A. Mann
--------------------------------
    Thomas A. Mann

    AP VENTURE I. CORP.

By: /s/ Robert Paul
--------------------------------
    Robert Paul, President